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                                                                     EXHIBIT 4.8


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                            REGISTRATION RIGHTS AGREEMENT



                               Dated February 12, 1997



                                        among




                                 HAVEN BANCORP, INC.

                                HAVEN CAPITAL TRUST I


                                         and



                           SANDLER O'NEILL & PARTNERS, L.P.

                                 as Initial Purchaser

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                            REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made and entered into as of February 12, 1997 among HAVEN BANCORP, INC., a Delaware corporation (the "COMPANY"), HAVEN CAPITAL TRUST I, a business trust formed under the laws of the state of Delaware (the "TRUST"), and SANDLER O'NEILL & PARTNERS, L.P. (the "INITIAL PURCHASER").

         This Agreement is made pursuant to the Purchase Agreement dated February 7, 1997 (the "PURCHASE AGREEMENT"), among the Company, as issuer of the 10.46% Junior Subordinated Deferrable Interest Debentures due 2027 (the "SUBORDINATED DEBENTURES"), the Trust and the Initial Purchaser, which provides for, among other things, the sale by the Trust to the Initial Purchaser of 25,000 of the Trust's 10.46% Capital Securities, liquidation amount $1,000 per Capital Security (the "CAPITAL SECURITIES"), the proceeds of which will be used by the Trust to purchase Subordinated Debentures. The Capital Securities, together with the Subordinated Debentures and the Company's guarantee of the Capital Securities (the "CAPITAL SECURITIES GUARANTEE"), are collectively referred to as the "Securities". In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company and the Trust have agreed to provide to the Initial Purchaser and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

    "ADVICE" shall have the meaning set forth in the last paragraph of
Section 3 hereof.

    "BUSINESS DAY" shall mean a day that is not a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required to be closed.

    "CLOSING TIME" shall mean the Closing Time as defined in the Purchase Agreement.

    "COMPANY" shall have the meaning set forth in the preamble to this Agreement and also includes the Company's successors and permitted assigns.

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    "DECLARATION" or "DECLARATION OF TRUST" shall mean the Amended and
Restated Declaration of Trust, dated as of February 12, 1997, by the trustees named therein and the Company as sponsor.

    "DEPOSITARY" shall mean The Depository Trust Company, or any other depositary appointed by the Trust; PROVIDED, HOWEVER, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

    "EFFECTIVENESS PERIOD" shall have the meaning set forth in Section 2(b) hereof.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

    "HOLDER" shall mean the Initial Purchaser, for so long as it owns any Registrable Securities, and each of its respective successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture or Declaration of Trust.

    "INDENTURE" shall mean the Indenture relating to the Subordinated Debentures dated as of February 12, 1997 between the Company, as issuer, and The Chase Manhattan Bank, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

    "INITIAL PURCHASER" shall have the meaning set forth in the preamble to this Agreement.

    "INSPECTORS" shall have the meaning set forth in Section 3(n) hereof.

    "ISSUE DATE" shall mean the date of original issuance of the Securities.

    "LIQUIDATED DAMAGES" shall have the meaning set forth in Section 2(e) hereof.

    "MAJORITY HOLDERS" shall mean the Holders of a majority of the aggregate liquidation amount of outstanding Capital Securities.

    "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, limited liability Company, or a government or agency or political subdivision thereof.

    "PROSPECTUS" shall mean the prospectus included in the Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement, and by all other

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amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

    "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

    "RECORDS" shall have the meaning set forth in Section 3(n) hereof.

    "REGISTRATION DEFAULT" shall have the meaning set forth in Section 2(d) hereof.

    "REGISTRABLE SECURITIES" shall mean the Securities; PROVIDED, HOWEVER, that Securities shall cease to be Registrable Securities when (i) the Shelf Registration Statement with respect to such Securities shall have been declared effective under the Securities Act and such Securities shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Securities shall have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act, or (iii) such Securities shall have ceased to be outstanding.

    "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any Holder of Registrable Securities in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities) and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Prospectus and any amendments or supplements thereto, and in preparing or assisting in preparing, printing and distributing any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance, (vi) the fees and expenses of the Trustee, and any exchange agent or custodian, (vii) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges, and (viii) the reasonable fees and expenses of any

                                          4


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special experts retained by the Company in connection with the Shelf
Registration Statement.

    "RULE 144(K) PERIOD" shall mean the period of three years (or such shorter period as may hereafter be referred to in Rule 144(k) under the Securities Act (or similar successor rule)) commencing on the Issue Date.

    "SEC" shall mean the Securities and Exchange Commission.

    "SECURITIES" shall have the meaning set forth in the preamble to this Agreement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

    "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(a) hereof.

    "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company and the Trust pursuant to the provisions of Section 2(a) hereof which covers all of the Registrable Securities on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

    "TIA" shall have the meaning set forth in Section 3(l) hereof.

    "TRUSTEES" shall mean any and all trustees with respect to (i) the Capital Securities under the Declaration, (ii) the Subordinated Debentures under the Indenture and (iii) the Capital Securities Guarantee.

         2.   REGISTRATION UNDER THE SECURITIES ACT.

         (a) SHELF REGISTRATION. To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC, the Company and the Trust shall, for the benefit of the Holders, at the Company's cost, (i) cause to be filed with the SEC within 150 days after the Issue Date a Shelf Registration Statement on an appropriate form under the Securities Act providing for the sale by the Holders of all of the Registrable Securities and (ii) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the SEC not later than the date which is 180 days after the Issue Date. No Holder of Registrable Securities shall be entitled to include any of its Registrable Securities in the Shelf Registration pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such

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Holder and furnishes to the Company and the Trust in writing, within 15 days after receipt of a request therefor, such information as the Company and the Trust may, after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, reasonably request for inclusion in the Shelf Registration Statement or Prospectus included therein. Each Holder as to which the Shelf Registration is being effected agrees to furnish to the Company and the Trust all information with respect to such Holder necessary to make the information previously furnished to the Company by such Holder not materially misleading. The Company and the Trust agree to use their best efforts to keep the Shelf Registration Statement continuously effective for the Rule 144(k) Period (subject to extension pursuant to the last paragraph of Section 3 hereof) or for such shorter period which will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the "EFFECTIVENESS PERIOD"). The Company and the Trust shall not permit any securities other than Registrable Securities to be included in the Shelf Registration. The Company and the Trust will, in the event a Shelf Registration Statement is declared effective, provide to each Holder a reasonable number of copies of the Prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration has become effective and use its best efforts to take certain other actions as are required to permit certain unrestricted resales of the Registrable Securities. The Company and the Trust further agree, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company and the Trust agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

         (b) EXPENSES. The Company, as issuer of the Subordinated Debentures, shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) hereof and will reimburse the Initial Purchaser for the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Initial Purchaser, incurred in connection with the Shelf Registration Statement, or any one other counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Securities in connection with the Shelf Registration Statement, which other counsel shall be reasonably satisfactory to the Company. Except as provided herein, each Holder shall pay all expenses of its counsel, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

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         (c)  EFFECTIVE REGISTRATION STATEMENT.  A Shelf Registration
Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that if, after it has been declared effective, the offering of Registrable Securities pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have been effective during the period of such interference, until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume. The Company and the Trust will be deemed not to have used their best efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if either of them voluntarily take any action that would result in any such Shelf Registration Statement not being declared effective or in the Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period unless such action is required by applicable law.

         (d)  LIQUIDATED DAMAGES.  In the event that:

         (i) the Shelf Registration Statement is not filed with the SEC on or prior to the 150th day after the Issue Date, then commencing on the 151st day after the Issue Date, liquidated damages shall accrue on the principal amount of the Subordinated Debentures, and additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum; or

         (ii) the Shelf Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date, then, commencing on the 181st day after the Issue Date, liquidated damages shall accrue on the principal amount of the Subordinated Debentures, and additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum; or

         (iii) the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the expiration of the Rule 144(k) Period (other than after such time as all Capital Securities have been disposed of thereunder or otherwise cease to be Registrable Securities) and such event continues for a period exceeding 45 consecutive days, then liquidated damages shall accrue on the principal amount of Subordinated Debentures, and additional Distributions shall accumulate on the liquidation amount of the Trust Securities, each at a rate of .25% per annum commencing on the 46th consecutive day after such Shelf Registration Statement ceases to be effective;

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PROVIDED, HOWEVER, that neither the liquidated damages on the Subordinated
Debentures, nor the additional Distribution rate on the liquidation amount of the Trust Securities, may exceed in the aggregate .25% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iii) above), liquidated damages on the Subordinated Debentures, and additional distributions on the liquidation amount of the Trust Securities as a result of such clause, as the case may be, shall cease to accrue or accumulate, as the case may be.

    Any amounts of liquidated damages and additional Distributions due pursuant to Section 2(d)(i), (ii) or (iii) above will be payable in cash on the next succeeding February 1 or August 1 , as the case may be, to Holders on the relevant record dates for the payment of interest and Distributions pursuant to the Indenture and the Declaration, respectively.

         (e) SPECIFIC ENFORCEMENT. Without limiting the remedies available to the Holders, the Company and the Trust acknowledge that any failure by the Company or the Trust to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company's and the Trust's obligations under Section 2(a) hereof.

         3. REGISTRATION PROCEDURES. In connection with the obligations of the Company and the Trust with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company and the Trust shall use their best efforts to:

         (a) prepare and file with the SEC the Shelf Registration Statement within the relevant time period specified in Section 2 hereof on the appropriate form under the Securities Act, which form (i) shall be selected by the Company and the Trust, (ii) shall be available for the sale of the Registrable Securities by the selling Holders thereof and
    (iii) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof; PROVIDED, HOWEVER, that the Company and the Trust shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the

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    managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed. The Company and the Trust shall not file the Shelf Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document if the Majority Holders, their counsel or the managing underwriters, if any, shall reasonably object in writing; PROVIDED, HOWEVER, that if the Company and the Trust do not file the Shelf Registration Statement because of the objection of the Majority Holders, their counsel or the managing underwriter, if any, the time periods set forth under Section 2(d) hereof shall be tolled until such time (the "Tolling Period") as whichever of the Majority Holders, their counsel or the managing underwriter, if any, has filed such written objection thereafter provides the Company and the Trust written confirmation of their nonobjection to the filing of the Shelf Registration Statement. During the Tolling Period, the Majority Holders, their counsel, the managing underwriter, if any, the Company and the Trust shall act in good faith to complete the filing of the Shelf Registration Statement;

         (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the Effectiveness Period; and cause each Prospectus to be supplemented, if so determined by the Company or the Trust or requested by the SEC, by any required prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act, and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder applicable to it with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the selling Holders thereof described in this Agreement;

         (c) (i) notify each Holder of Registrable Securities included in the Shelf Registration Statement, at least three Business Days prior to filing, that the Shelf Registration Statement with respect to the Registrable Securities is being filed and advising such Holder that the distribution of Registrable Securities will be made in accordance with the method selected by the Majority Holders; and (ii) furnish to each Holder of Registrable Securities included in the Shelf Registration Statement and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale

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    or other disposition of the Registrable Securities; and (iii) consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities included in the Shelf Registration Statement in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

         (d) use its best efforts to register or qualify the Registrable Securities under all applicable state securities or "blue sky" laws of such jurisdictions by the time the applicable Registration Statement is declared effective by the SEC as any Holder of Registrable Securities covered by a Registration Statement and each underwriter of an underwritten offering of Registrable Securities shall reasonably request in writing in advance of such date of effectiveness, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder and underwriter to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that the Company and the Trust shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process in any jurisdiction where it would not otherwise be subject to such service of process or (iii) subject itself to taxation in any such jurisdiction if it is not then so subject;

         (e) notify each Holder of Registrable Securities, their counsel and the managing underwriters, if any, promptly and promptly confirm such notice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement or Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the qualification of the Registrable Securities in any jurisdiction described in paragraph 3(d) hereof or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company and the Trust contained in any purchase agreement, securities sales agreement or other similar agreement, if any cease to be true and correct in all material respects, and (v) of the happening of any event or the failure of any event to occur or the discovery of any facts or otherwise, during the Effectiveness Period which

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    makes any statement made in the Shelf Registration Statement or the related
    Prospectus untrue in any material respect or which causes such Shelf Registration Statement or Prospectus to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Company and the Trust's reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate;

         (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

         (g) furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration Statement, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

         (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and in such denominations (consistent with the provisions of the Indenture and the Declaration) and registered in such names as the selling Holders or the underwriters may reasonably request at least two Business Days prior to the closing of any sale of Registrable Securities pursuant to the Shelf Registration Statement;

         (i) upon the occurrence of any circumstance contemplated by Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

         (j) a reasonable time prior to the filing of any document which is to be incorporated by reference into the Shelf Registration Statement or a Prospectus after the initial

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    filing of the Shelf Registration Statement, provide a reasonable number of copies of such document to the Holders; and make such of the representatives of the Company and the Trust as shall be reasonably requested by the Holders of Registrable Securities or the Initial Purchaser on behalf of such Holders available for discussion of such document;

         (k) obtain a CUSIP number for the Capital Securities (and if the Trust has made a distribution of the Subordinated Debentures to the Holders of the Capital Securities, the Subordinated Debentures) not later than the effective date of the Shelf Registration Statement, and provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with the Depositary;

         (l) cause the Indenture, the Declaration and the Guarantee to be qualified under the Trust Indenture Act of 1939 (the "TIA") in connection with the registration of the Registrable Securities and effect such changes to such documents as may be required for them to be so qualified in accordance with the terms of the TIA and execute, and use its best efforts to cause the relevant trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such documents to be so qualified in a timely manner;

         (m) enter into such agreements (including underwriting agreements) as are customary in underwritten offerings and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, if requested by (x) the Initial Purchaser, in the case where the Initial Purchaser holds Securities acquired by it as part of its initial distribution and (y) other Holders of Securities covered thereby: (i) make such representations and warranties to Holders of such Registrable Securities and the underwriters (if any), with respect to the business of the Trust, the Company and its subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and the Trust and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters (if any) and the Holders of a majority in principal amount of the Registrable Securities being sold, addressed to each selling Holder and the underwriters (if any) covering the matters customarily covered in opinions requested

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    in underwritten offerings and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Company and the Trust (and, if necessary, any other independent certified public accountants of any subsidiary of the Company and the Trust or of any business acquired by the Company and the Trust for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by such underwriters in accordance with Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 4 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Shelf Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section (including, without limitation, such underwriters and selling Holders). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder;

         (n) make reasonably available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Trust, the Company and its subsidiaries (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Trust, the Company and its subsidiaries to supply all relevant information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company and the Trust determine, in good faith, to be confidential and any records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in the Shelf Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is necessary in connection with any action, suit or proceeding or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities will be required to agree in writing that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Trust or the Company unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities will be required to further agree in writing that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company at its expense to undertake appropriate action to prevent disclosure of the Records deemed confidential;


         (o) comply with all applicable rules and regulations of the SEC so long as any provision of this Agreement shall be applicable and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year)
    (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month periods;

         (p) cooperate with each seller of Registrable Securities covered by the Shelf Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

         (q) use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby;

         Each Holder agrees that, upon receipt of any notice from the Company or the Trust of the happening of any event of the kind described in Section 3(e)(ii), 3(e)(iii), 3(e)(v) or 3(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof or until it is advised in writing (the "ADVICE") by the Company and the Trust that the use of the applicable Prospectus may be resumed, and, if so directed by the Company and the Trust, such Holder will deliver to the Company or the Trust (at the Company's or the Trust's expense, as the case requires) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company or the Trust shall give any such notice to suspend the disposition of Registrable Securities pursuant to the Shelf Registration Statement, the Company and the Trust shall use their best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Company and the Trust shall have made available to the Holders (x) copies of the supplemented or amended Prospectus necessary to resume such dispositions or
(y) the Advice.

         4.   INDEMNIFICATION AND CONTRIBUTION.   (a)  In connection with the
Shelf Registration Statement, the Company and the Trust shall, jointly and severally, indemnify and hold harmless the Initial Purchaser, each Holder, each underwriter who participates in an offering of the Registrable Securities, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

         (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto), covering Registrable Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

         (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, or any underwriter (except to the extent otherwise expressly provided in Section 4(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this
    Section 4(a);

PROVIDED, HOWEVER, that (i) this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company or the Trust by or on behalf of such Holder, or any underwriter with respect to such Holder, or any underwriter, as the case may be, expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) and (ii) the Company and the Trust shall not be liable to any such Holder, any underwriter or controlling person, with respect to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary Prospectus to the extent that any such loss, liability, claim, damage or expense of any Holder, any underwriter or controlling person results from the fact that such Holder or any underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final Prospectus as then amended or supplemented if the Company had previously furnished copies thereof to such Holder or underwriter and the loss, liability, claim, damage or expense of such Holder or underwriter or controlling person results from an untrue statement or omission of a material fact contained in the preliminary Prospectus which was corrected in the final Prospectus. Any amounts advanced by the Company or the Trust to an indemnified party pursuant to this Section 4 as a result of such losses shall be returned to the Company or the Trust if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company or the Trust.

         (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, any underwriter and the other selling Holders and each of their respective directors, officers (including each officer of the Company and the

Trust who signed the Shelf Registration Statement), employees and agents and each Person, if any, who controls the Company, the Trust, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Trust by such selling Holder with respect to such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); PROVIDED, HOWEVER, that no such Holder shall be liable for any amounts hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement.

         (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, enclosing a copy of all papers properly served on such indemnified party, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have under this Section 4, except to the extent that it is materially prejudiced by such failure. An indemnifying party may participate at its own expense in the defense of such action. If an indemnifying party so elects within a reasonable time after receipt of such notice, an indemnifying party, severally or jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and reasonably acceptable to the indemnified parties defendant in such action, PROVIDED, HOWEVER, that if (i) representation of such indemnified party by the same counsel would present a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and any such indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party, then in the case of clauses (i) and (ii) of this
Section 4(c) such indemnifying party and counsel for each indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnifying party and counsel for each indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. If an indemnifying party assumes the defense of such action, in accordance with and as permitted by the provisions of this paragraph, such indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel), separate from its own counsel, for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Notwithstanding the last sentence of Section 4(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 4(a)(iii) above, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; PROVIDED that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         (e) In order to provide for just and equitable contribution in circumstances under which any of the indemnity provisions set forth in this
Section 4 is for any reason held to be unavailable to the indemnified parties although applicable in accordance with its terms, the Company, the Trust, and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Trust, and the Holders, as incurred; PROVIDED that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. As between the Company, the Trust, and the Holders, such parties shall contribute to such aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect the relative fault of the Company and Trust, on the one hand, and the Holders, on the other hand, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault of the Company and the Trust, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by or on behalf of the Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
 The Company, the Trust and the Holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this
Section 4 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the relevant equitable considerations. For purposes of this Section 4, each affiliate of a Holder, and each director, officer, employee, agent and Person, if any, who controls a Holder or such affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each director of each of the Company or the Trust, each officer of each of the Company or the Trust who signed the Shelf Registration Statement, and each Person, if any, who controls each of the Company and the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as each of the Company or the Trust.

         5. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

         6. SELECTION OF UNDERWRITERS. The Holders of Registrable Securities covered by the Shelf Registration Statement who desire to do so may sell the securities covered by such Shelf Registration in an underwritten offering. In any such underwritten offering, the underwriter or underwriters and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable

Securities included in such offering; PROVIDED, HOWEVER, that such underwriters and managers must be reasonably satisfactory to the Company and the Trust.

         7.   MISCELLANEOUS.

         (a) RULE 144 AND RULE 144A. For so long as the Company or the Trust is subject to the reporting requirements of Section 13 or 15 of the Exchange Act and any Registrable Securities remain outstanding, the Company and the Trust, as the case may be, will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, that if it ceases to be so required to file such reports, it will, upon the request of any Holder of Registrable Securities (a) make publicly available such information as is necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act, (b) deliver such information to a prospective purchaser as is necessary to permit sales of their securities pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder of Registrable Securities may reasonably request, and (c) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by
(i) Rule 144 under the Securities Act, as such rule may be amended from time to time, (ii) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company and the Trust will deliver to such Holder a written statement as to whether it has complied with such requirements.

         (b) NO INCONSISTENT AGREEMENTS. The Company or the Trust has not entered into nor will the Company or the Trust on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Trust's other issued and outstanding securities under any such agreements.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Trust has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; PROVIDED no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notwithstanding the foregoing sentence, (i) this Agreement may be amended, without the consent of any Holder of Registrable Securities, by written agreement signed by the Company, the Trust and the Initial Purchaser, to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with other provisions of this Agreement, (ii) this Agreement may be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may be given, by written agreement signed by the Company, the Trust and the Initial Purchaser to the extent that any such amendment, modification, supplement, waiver or consent is, in their reasonable judgment, necessary or appropriate to comply with applicable law (including any interpretation of the Staff of the SEC) or any change therein and (iii) to the extent any provision of this Agreement relates to the Initial Purchaser, such provision may be amended, modified or supplemented, and waivers or consents to departures from such provisions may be given, by written agreement signed by the Initial Purchaser, the Company and the Trust.

         (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company or the Trust by means of a notice given in accordance with the provisions of this Section 7(d), which address initially is, with respect to the Initial Purchaser, the address set forth in the Purchase Agreement; and
(ii) if to the Company or the Trust, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 7(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of the Initial Purchaser, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED, HOWEVER, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (f) THIRD PARTY BENEFICIARY. The Initial Purchaser shall be a third party beneficiary of the agreements made hereunder between the Company and the Trust, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (i) GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

         (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (k) SECURITIES HELD BY THE COMPANY, THE TRUST OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company, the Trust or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  HAVEN BANCORP, INC.


                                  By: /s/ Philip S. Messina
                                     -----------------------------
                                       Name:  Philip S. Messina
                                       Title: President and CEO


                                  HAVEN CAPITAL TRUST I


                                  By: /s/ Catherine Califano
                                     ------------------------------
                                       Name:  Catherine Califano
                                       Title: Administrative Trustee


                                  By: /s/ Robert B. Lunt
                                     ------------------------------
                                       Name:  Robert B. Lunt
                                       Title: Administrative Trustee





Confirmed and accepted as of
    the date first above
    written:

SANDLER O'NEILL & PARTNERS, L.P.

By: SANDLER O'NEILL & PARTNERS CORP.,
    the sole general partner


By: /s/ Christopher Quackenbush
    ------------------------------
    Name:  Christopher Quackenbush
    Title: Vice President